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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this registration statement of our reports dated March 5, 1993 included herein, and to all references to our Firm included in this registration statement.


                                      /s/  Arthur Andersen & Co.


                                      ARTHUR ANDERSEN & CO.



San Jose, California
January 14, 1994